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                                                                  EXHIBIT (a)(2)


                              CERTIFICATE OF TRUST
                                       OF
                  FINANCIAL INVESTORS VARIABLE INSURANCE TRUST




This Certificate of Trust ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code Ann. Tit. 12 Section 3801 et seq.) and sets forth the following:

       1. The name of the trust is: Financial Investors Variable Insurance Trust ("Trust").

       2. The business address of the registered office of the Trust and of the registered agent of the Trust is:

                           The Corporation Trust Company
                           Corporation Trust Center
                           1209 Orange Street
                           Wilmington, Delaware 19801

       3.     This Certificate is effective upon filing.

       4. The Trust is a Delaware business trust to be registered under the Investment Company Act of 1940, as amended. Notice is hereby given that the Trust shall consist of one or more series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.



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         IN WITNESS WHEREOF, the undersigned, being the initial Trustees, have executed this Certificate on this 26th day of July, 2000.


                                                                        , as
                                       ---------------------------------
                                       Trustee and not individually


                                                                        , as
                                       ---------------------------------
                                       Trustee and not individually


STATE OF COLORADO
CITY AND COUNTY OF Denver

                Before me this 26th day of July, 2000, personally appeared the above-named Jeremy O. May and Russell C. Burk known to me to be the persons who executed the foregoing instrument and who acknowledged that they executed the same.



                                        ----------------------------------
                                        Notary Public



         My commission expires                       .
                              -----------------------


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